Exhibit 8.1
List of Subsidiaries of Navios Maritime Holdings Inc.

		Effective
	Nature /	Ownership	Country of
Company Name	Vessel Name	Interest	Incorporation
Navios Maritime Holdings Inc.	Holding Company	100%	Marshall Is.
Navios Corporation	Sub-Holding Company	100%	Marshall Is.
Navios International Inc.	Operating Company	100%	Marshall Is.
Navimax Corporation	Operating Company	100%	Marshall Is.
Navios Handybulk Inc.	Operating Company	100%	Marshall Is.
Hestia Shipping Ltd.	Operating Company	100%	Malta
Anemos Maritime Holdings Inc.	Sub-Holding Company	100%	Marshall Is.
Navios ShipManagement Inc.	Management Company	100%	Marshall Is.
NAV Holdings Limited	Sub-Holding Company	100%	Malta
Kleimar N.V.	Operating company/Vessel Owning Company	100%	Belgium
Kleimar Ltd.	Operating company	100%	Marshall Is.
Bulkinvest S.A.	Operating company	100%	Luxembourg
Primavera Shipping Corporation	Operating Company	100%	Marshall Is.
Ginger Services Co.	Operating Company	100%	Marshall Is.
Astra Maritime Corporation	Operating Company	100%	Marshall Is.
Achilles Shipping Corporation	Operating Company	100%	Marshall Is.
Apollon Shipping Corporation	Operating Company	100%	Marshall Is.
Herakles Shipping Corporation	Operating Company	100%	Marshall Is.
Hios Shipping Corporation	Operating Company	100%	Marshall Is.
Ionian Shipping Corporation	Operating Company	100%	Marshall Is.
Kypros Shipping Corporation	Operating Company	100%	Marshall Is.
Meridian Shipping Enterprises Inc.	Navios Meridian	100%	Marshall Is.
Mercator Shipping Corporation	Navios Mercator	100%	Marshall Is.
Arc Shipping Corporation	Navios Arc	100%	Marshall Is.
Horizon Shipping Enterprises Corporation	Navios Horizon	100%	Marshall Is.
Magellan Shipping Corporation	Navios Magellan	100%	Marshall Is.
Aegean Shipping Corporation	Operating Company	100%	Marshall Is.
Star Maritime Enterprises Corporation	Navios Star	100%	Marshall Is.
Corsair Shipping Ltd.	Navios Ulysses	100%	Marshall Is
Rowboat Marine Inc.	Navios Vega	100%	Marshall Is
Hyperion Enterprises Inc.	Navios Hyperion	100%	Marshall Is.
Beaufiks Shipping Corporation	Vessel Owning Company	100%	Marshall Is
Sagittarius Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Nostos Shipmanagement Corp.	Navios Bonavis	100%	Marshall Is.
Portorosa Marine Corporation	Navios Happiness	100%	Marshall Is.
Shikhar Ventures S.A	Navios Stellar	100%	Liberia
Sizzling Ventures Inc.	Operating company	100%	Liberia
Rheia Associates Co.	Operating company	100%	Marshall Is.
Taharqa Spirit Corp.	Operating company	100%	Marshall Is.
Rumer Holding Ltd.	Vessel Owning Company	100%	Marshall Is.
Chilali Corp.	Navios Aurora II	100%	Marshall Is.
Pharos Navigation S.A.	Vessel Owning Company	100%	Marshall Is.
Pueblo Holdings Ltd.	Navios Lumen	100%	Marshall Is.
Surf Maritime Co.	Navios Pollux	100%	Marshall Is.
Quena Shipmanagement Inc.	Operating Company	100%	Marshall Is.
Orbiter Shipping Corp.	Navios Orbiter	100%	Marshall Is.
Aramis Navigation	Vessel Owning Company	100%	Marshall Is.
White Narcissus Marine S.A.	Navios Asteriks	100%	Panama
Navios G.P. L.L.C.	Operating Company	100%	Marshall Is.
Pandora Marine Inc.	Vessel Owning Company	100%	Marshall Is.
Floral Marine Ltd.	Vessel Owning Company	100%	Marshall Is.
Red Rose Shipping Corp.	Vessel Owning Company	100%	Marshall Is.
Customized Development S.A.	Vessel Owning Company	100%	Liberia
Highbird Management Inc.	Navios Celestial	100%	Marshall Is.
Ducale Marine Inc.	Vessel Owning Company	100%	Marshall Is.
Kohylia Shipmanagement S.A.	Vessel Owning Company	100%	Marshall Is.
Navios Maritime Finance (US) Inc.	Operating Company	100%	Delaware

Navios South American Logistics and Subsidiaries:

		Effective
	Nature /	Ownership	Country of
Company Name	Vessel Name	Interest	Incorporation
Navios South American Logistics Inc.	Sub-Holding Company	65.48%	Marshal Is.
Corporacion Navios SA	Operating Company	65.48%	Uruguay
Nauticler SA	Sub-Holding Company	65.48%	Uruguay
Compania Naviera Horamar SA	Operating Company	65.48%	Argentina
Compania de Transporte Fluvial Int SA	Operating Company	65.48%	Uruguay
Ponte Rio SA	Operating Company	65.48%	Uruguay
Thalassa Energy SA	Barge Owning Company	40.93%	Argentina
HS Tankers Inc.	Makenita H	33.39%	Panama
HS Navegation Inc.	Estefania H	33.39%	Panama
HS Shipping Ltd Inc.	Malva H	40.93%	Panama
HS South Inc.	Vessel Owning Company	40.93%	Panama
Mercopar Internacional S.A.	Holding Company	65.48%	Uruguay
Nagusa Internacional S.A.	Holding Company	65.48%	Uruguay
Hidrovia OSR Internacional S.A.	Holding Company	65.48%	Uruguay
Petrovia Internacional S.A.	Holding Company	65.48%	Uruguay
Mercopar S.A.	Shipping Company	65.48%	Paraguay
Navegation Guarani S.A.	Shipping Company	65.48%	Paraguay
Hidrovia OSR S.A.	Oil Spill Response & Salvage Services	65.48%	Paraguay
Petrovia S.A.	Shipping Company	65.48%	Paraguay
Mercofluvial S.A.	Shipping Company	65.48%	Paraguay
Petrolera San Antonio S.A. (PETROSAN)	Oil Storage Plant and Dock Facilities	65.48%	Paraguay
Flota Mercante Paraguaya S.A.	Shipping Company	65.48%	Paraguay
Compania de Transporte Fluvial S.A.	Shipping Company	65.48%	Paraguay
Hidrogas S.A.	Shipping Company	65.48%	Paraguay
Stability Oceanways S.A.	Barge and Pushboat Owning Shipping Company	65.48%	Panama
Hidronave S.A.	Pushboat Owning Company	33.39%	Brasil
List of Affiliates of Navios Maritime Holdings Inc.

	Nature /	Ownership	Country of
Company Name	Vessel Name	Interest (*)	Incorporation
Navios Maritime Partners L.P.	Sub-Holding Company	27.7%	Marshall Is.
Navios Maritime Operating L.L.C.	Operating Company	27.7%	Marshall Is.
Libra Shipping Enterprises Corporation	Navios Libra II	27.7%	Marshall Is.
Alegria Shipping Corporation	Navios Alegria	27.7%	Marshall Is.
Felicity Shipping Corporation	Navios Felicity	27.7%	Marshall Is.
Gemini Shipping Corporation	Navios Gemini S	27.7%	Marshal Is.
Galaxy Shipping Corporation	Navios Galaxy I	27.7%	Marshall Is.
Prosperity Shipping Corporation	Navios Prosperity	27.7%	Marshall Is.
Fantastiks Shipping Corporation	Navios Fantastiks	27.7%	Marshall Is.
Aldebaran Shipping Corporation	Navios Aldebaran	27.7%	Marshall Is.
Aurora Shipping Enterprises Ltd.	Navios Hope (ex Navios Aurora I)	27.7%	Marshall Is.
Sagittarius Shipping Corporation	Navios Sagittarius	27.7%	Marshall Is.
Palermo Shipping S.A.	Navios Apollon	27.7%	Marshall Is.
Acropolis Chartering & Shipping Inc.	Brokerage Company	50%	Liberia
Navios Maritime Acquisition Corporation	Sub-Holding Company	19%	Marshall Is.

(*)	percentage does not include the ownership of 3,131,415 common units relating to the sale of Navios Hope to Navios Partners.